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                     AMENDED AND RESTATED BY-LAWS(1)

                                 OF

                    CENTERPOINT PROPERTIES CORPORATION

                               ARTICLE I

                                OFFICES

     SECTION 1.1 MARYLAND REGISTERED OFFICE. The corporation shall continuously maintain in the State of Maryland a registered office and registered agent whose office is identical with such registered office.

     SECTION 1.2 OTHER OFFICES. The corporation may have other offices within any other state of the United States, including, without limitation, the State of Illinois.

                           ARTICLE II

                          STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETING. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Commencing with 1995, the date of the annual meeting shall be set by the Board of Directors on a date following the availability of the corporation's audited financial statements of the preceding year but in no event later than May 31.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the President or the board of directors or by stockholders holding in the aggregate at least 25% of all the votes entitled to be cast at the meeting.

     SECTION 2.3 PLACE OF MEETING. The board of directors may designate any place the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the main offices of the corporation in Chicago, Illinois.

     SECTION 2.4 INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting whether by consent of the stockholders or otherwise as provided by the Maryland General Corporation Law.

-------------------------
(1) As amended through July 31, 1997

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     SECTION 2.5    NOTICE OF MEETINGS.  Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 90 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the board of directors, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.6 FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend, or any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of stockholders, not less than twenty days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding the date of such meeting. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of stockholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

     SECTION 2.7 STOCKHOLDERS' LIST. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after record date or twenty days before each meeting of stockholders, whichever is earlier, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the stockholder, which list, for a period of twenty days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be open to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

     SECTION 2.8 VOTING OF SHARES. Except as otherwise provided in the articles of incorporation or these by-laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

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     SECTION 2.9    VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as its by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine and under the law of incorporation of such corporation.

          (a) Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares in the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

          (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (c) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (d) Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          (e) Stockholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this subsection is not subject to the provisions of subsection (a) above.

          (f) Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

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     SECTION 2.10   PROXIES.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.11 CUMULATIVE VOTING. Unless otherwise provided in the articles of incorporation, in elections for directors, no stockholder shall have the right to cumulate his votes.

     SECTION 2.12 QUORUM. At an annual meeting of the stockholders called for the sole purpose of electing directors and ratifying the selection of the corporation's independent public accountants, the holders of one-third of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of stockholders; provided that, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of stockholders, the holders of a majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of stockholders; provided that, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the stockholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the stockholders. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 2.13 INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon request of any stockholder shall, appoint one or more persons as inspectors for such meeting.

          (a) Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          (b) Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 2.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

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                          ARTICLE III

                           DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by, or under the direction of, its board of directors.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three (3) and not more than ten (10), as determined from time to time by the then acting board of directors. Each director shall hold office until the next annual meeting of stockholders, thereafter, until his successor shall have been elected. Directors need not be residents of Maryland or Illinois or stockholders of the corporation. The number of directors may be increased or decreased from time to time as provided by the Articles of Incorporation by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director. A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date. A majority of the number of directors of the Board of Directors shall be independent (non-management) directors of the corporation.

     SECTION 3.3 QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 3.4 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     SECTION 3.5 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

     SECTION 3.6 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any one or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

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     SECTION 3.7    NOTICE.  Notice of any special meeting shall be given at
least ten days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.8 VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by (1) election at an annual meeting or at a special meeting of stockholders or (2) by the board of directors remaining. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of stockholders at which directors are to be elected.

     SECTION 3.9 REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

          (a) No director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

          (b) In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

          (c) If a director is elected by a class or series of shares, he or she may be removed only by the stockholders of that class or series.

In addition, one or more of the directors may be removed, with or without cause, by the board of directors upon the affirmative vote of a majority of the then acting directors.

     SECTION 3.10 COMMITTEES OF DIRECTORS. The board of directors may, by resolution or resolutions adopted by a majority of the number of directors fixed by the by-laws or otherwise, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board,

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shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the articles of incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; recommending to the stockholders any other action which requires stockholder approval; amending the by-laws of the corporation; declaring a dividend or authorizing the issuance of distributions on stock; or issue stock other than pursuant to a stock option or similar compensation plan in accordance with Section 2-411 of the Maryland General Corporation Law. Such committee or committees shall have such name or names as may be determined by the board of directors. The committees shall keep regular minutes of their proceedings and report the same to the full board of directors when required.

     SECTION 3.11 ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote.

     SECTION 3.12 COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the board may be allowed like compensation for attending committee meetings.

     SECTION 3.13 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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                           ARTICLE IV

                            OFFICERS

     SECTION 4.1 NUMBER. The officers of the corporation shall be a chairman, a vice chairman, a president, a secretary, a treasurer, and any number of vice presidents (who may be designated as executive vice presidents, senior vice presidents or non-executive vice presidents), treasurers, assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors or, in the case of non-executive vice presidents, appointed by the president. Any two or more offices may be held by the same person except for the offices of president and vice president.

     SECTION 4.2 APPOINTMENT OR ELECTION AND TERM OF OFFICE. Non-executive vice presidents, if any, shall be appointed by the president and shall serve at the pleasure of the president. The other officers of the corporation shall be elected or appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer elected or appointed by the Board shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer shall not of itself create contract rights.

     SECTION 4.3 REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4 CHAIRMAN. The chairman shall be the chairman of the board of directors. He shall advise and counsel with the president and shall assume such other duties as from time to time may be assigned by the board of directors. He shall preside at all meetings of the board of directors and, in the absence of the president or at the president's request, shall preside at all meetings of the stockholders. He may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 4.5 VICE CHAIRMAN. The vice chairman shall assist the chairman in the discharge of his duties as the chairman may direct and shall perform such other duties as from time to time may be assigned to him by the chairman or by the board of directors. In the absence of the chairman or in the event of his inability or refusal to act, the vice chairman shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. Except in those instances in which the authority to execute is

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expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice chairman may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 4.6 PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the stockholders and, in the absence of the chairman, shall preside at all meetings of the board of directors.
Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 4.7 EXECUTIVE VICE PRESIDENTS AND SENIOR VICE PRESIDENTS. The executive vice-presidents and senior vice presidents, if any, shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to them by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the executive vice-presidents (or in the event there be more than one executive vice president, the executive vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as executive vice president) shall perform the duties of the president. In the absence or inability or refusal to act of the president and any executive vice presidents, the senior vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as senior vice president) shall perform the duties of the president. When so acting, the executive vice presidents or senior vice presidents, as the case may be, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the executive vice presidents and senior vice presidents may execute for the

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corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and they may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 4.8 NON-EXECUTIVE VICE PRESIDENTS. Non-executive vice presidents shall assist the president in the discharge of his duties as the president may direct, but shall not, unless specifically authorized by the board of directors, have any authority to bind or commit the corporation.

     SECTION 4.9 THE TREASURER. The treasurer shall be the chief operating officer and principal accounting and financial officer of the corporation. He shall:

          (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation;

          (b) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and

          (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 4.10   THE SECRETARY.  The secretary shall:

          (a) record the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose;

          (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

          (c) be custodian of the corporate records and of the seal of the corporation;

          (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;

          (e) sign with the chairman, vice chairman, president, or an executive vice president or a senior vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other

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     instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;

          (f) otherwise certify that by-laws, resolutions of the stockholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof;

          (g) have general charge of the stock transfer books of the corporation; and

          (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

     SECTION 4.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the chairman, vice chairman, president, or an executive vice president or a senior vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                           ARTICLE V

             CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 5.1 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

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     SECTION 5.3    CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                           ARTICLE VI

           CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the chairman, vice chairman, president or an executive vice president or a senior vice president, or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be countersigned by the corporation's duly authorized registrar and transfer agent. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Maryland law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regard the corporation.

     SECTION 6.2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 6.3 TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

     SECTION 6.4 RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either under the articles of incorporation or by these by-laws or by agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding

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with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

     A restriction on the transfer or registration of transfer of securities of the corporation is permitted if, without limitation, it:

          (i) requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

         (ii) prohibits the transfer of the restricted securities to designated persons or classes of persons with designation is not manifestly unreasonable; or

        (iii) restricts transfer or registration of transfer in any other lawful manner.

     Unless noted conspicuously on the security, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

                          ARTICLE VII

                          FISCAL YEAR

     SECTION 7.1 RESOLUTION OF DIRECTORS. The fiscal year of the corporation shall end on December 31 of each year.

                          ARTICLE VIII

                           DIVIDENDS

     SECTION 8.1 DECLARED BY DIRECTORS. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                           ARTICLE IX

                              SEAL

     SECTION 9.1 SUBSCRIPTION. The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                           ARTICLE X

                        WAIVER OF NOTICE

     SECTION 10.1 WAIVER IN LIEU OF NOTICE. Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of Maryland law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because notice was not given.

                           ARTICLE XI

                           AMENDMENTS

     SECTION 11.1 DETERMINED BY DIRECTORS. Unless reserved to the stockholders by the articles of incorporation or required by law, the by-laws of the corporation may be made, altered, amended or repealed solely by the board of directors. Any by-law adopted by the stockholders may be altered, amended or repealed by the board of directors. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

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                          ARTICLE XII

                  INDEMNIFICATION OF OFFICERS,
                DIRECTORS, EMPLOYEES AND AGENTS

     SECTION 12.1 POWER TO HOLD HARMLESS. The corporation shall have the power to indemnify any person to the full extent specified in Section 2-418 of the Maryland General Corporation Law. Without limiting the generality of the foregoing, the corporation shall have the power, unless limited from time to time by the Maryland General Corporation Law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 12.2 POWER TO INDEMNIFY LITIGANT. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

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     SECTION 12.3   REIMBURSEMENT AUTHORIZED.  To the extent that a director,
officer, employee, or agent of a corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to Sections
12.1 and 12.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith to the extent not inconsistent with the Maryland General Corporation Law.

     SECTION 12.4 DETERMINATION IF REIMBURSEMENT IS PROPER. Any indemnification under Sections 12.1 and 12.2 above (unless ordered by court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 12.1 or 12.2 above. Such determination shall be made:

          (a) by the board of directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

          (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (c)  by the stockholders.

     SECTION 12.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 12.6 NON-EXCLUSIVITY. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 12.7 RIGHT TO ACQUIRE INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

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     SECTION 12.8   NOTICE OF STOCKHOLDERS.  If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders' meeting.

     SECTION 12.9 "CORPORATION;" DEFINITION. For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     SECTION 12.10 MISCELLANEOUS DEFINITIONS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                          ARTICLE XIII

               REPAYMENT OF DISALLOWED DEDUCTION

     SECTION 13.1 FULL REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the corporation such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.

     SECTION 13.2 SECURITY FOR REPAYMENT. It shall be the duty of the directors, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

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